Exhibit 23.1

We consent to the incorporation by reference in the Registration Statements on Forms S-1 of VB Clothing Inc. of our reports dated November 9, 2010, with respect to the financial statements of VB Clothing Inc. included in this Report on Form S-1 for the period from the date of inception on October 15, 2010 to October 22, 2010.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
December 31, 2010 ___________________________________
Date